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                                        Filed Pursuant to Rule 424(b)(3)
                                        Registration No. 333-90117


                          Prospectus Supplement No. 1
        Dated February 22, 2001 (to Prospectus dated December 19, 2000)

                                iGeniSys, Inc.

                   1,500,000 Shares of Class A Common Stock


     This Prospectus Supplement is part of the Prospectus dated December 19, 2000 relating to an offering of up to 1,500,000 shares of our Class A Common Stock by certain officers and directors.

Third Quarter Fiscal Year 2001 Results.

     A copy of our Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2000 is attached hereto.























          The date of this Prospectus Supplement is February 22, 2001